UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Douglas H. Miller resigned from the positions of Chief Executive Officer, Chairman of the Board of Directors (the “Board”) and director of EXCO Resources, Inc. (the “Company”), effective as of the close of business on November 20, 2013.

In connection with Mr. Miller’s resignation, the Company entered into a Settlement Agreement and Mutual Release and Waiver of Claims with Mr. Miller, dated as of November 20, 2013 (the “Agreement”). The Agreement includes covenants from Mr. Miller not to solicit, contact or communicate with employees or independent contractors of the Company prior to December 31, 2014. The Agreement also includes customary waiver and release, non-disclosure, confidentiality and non-disparagement provisions. In consideration of the terms set forth in the Agreement, the Agreement provides for benefits consisting of: (i) all accrued but unpaid salary through November 20, 2013, (ii) health care benefits coverage for Mr. Miller and his dependents through May 31, 2015, (iii) cash payments of $4.0 million dollars on November 29, 2013 and $1.0 million on December 31, 2014, and (iv) an aggregate of 323,983 shares of unvested restricted stock being accelerated to immediately become fully vested as of November 20, 2013; provided, that Mr. Miller is prohibited from selling, pledging or otherwise transferring such shares of restricted stock until April 15, 2014. The 203,400 shares of unvested restricted stock that were granted to Mr. Miller on August 13, 2013 were forfeited back to the Company on November 20, 2013 in connection with Mr. Miller’s resignation. In accordance with the terms of our standard stock option agreements, Mr. Miller’s unvested stock options were forfeited back to the Company on November 20, 2013 and Mr. Miller will have 30 days to exercise any of his vested stock options, which have an exercise price ranging from $7.50 per share to $18.50 per share.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

On November 21, 2013, the Company issued a press release announcing Mr. Miller’s resignation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

Section 8 – Other Events

Item 8.01 Other Events.

On November 20, 2013, the Company’s Board of Directors appointed Jeffrey D. Benjamin, who is currently serving as an independent director of the Company, to serve as non-executive Chairman of the Board. Mr. Benjamin replaces Mr. Miller as Chairman of the Board. In addition, effective upon Mr. Miller’s resignation from the Board, the Company’s Board adopted a resolution reducing the number of directors on the Board from nine to eight directors.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release and Waiver of Claims, dated November 20, 2013, by and between EXCO Resources, Inc. and Douglas H. Miller.
99.1	Press release, dated November 21, 2013, issued by EXCO Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

Date: November 25, 2013	By:	/s/ Mark F. Mulhern
	Name:	Mark F. Mulhern
	Title:	Executive Vice President, Chief Financial Officer and Interim Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release and Waiver of Claims, dated November 20, 2013, by and between EXCO Resources, Inc. and Douglas H. Miller.
99.1	Press release, dated November 21, 2013, issued by EXCO Resources, Inc.